UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2021

IO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41008	87-0909276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +45 7070 2980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IOBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Result of Operations and Financial Condition

The information set forth under Item 4.02 is incorporated into this Item 2.02 by reference.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 13, 2021, the Audit Committee of the Board of Directors of IO Biotech, Inc. (the “Company”), based on the recommendation of management and after consultation with the Company’s independent registered public accounting firm, EY Godkendt Revisionspartnerselskab (EY), determined that the Company’s Unaudited Interim Condensed Financial Statements as of June 30, 2021 and for the Six Months Ended June 30, 2021 and 2020 (the “Relevant Financial Statements”) incorrectly accounted for an accrued expense related to certain research and development expenses, which should have been recorded as a prepaid expense. This led to an overstatement of research and development expenses for the six months ended June 30, 2021.

This incorrect accrued expense does not impact:

•	total research and development expenses for the 9-month period ending September 30, 2021 nor the financial year ended December 31, 2021

•	the cash balances reported as of June 30, 2021 or any other period

•	the timing or magnitude of cash used in operations for the six months period ending June 30, 2021

•	the Company’s previous guidance related to its cash runway

•	any other prior periods other than the Relevant Financial Statements

Consequently, on December 13, 2021, the Audit Committee concluded that investors should not rely on the Company’s unaudited interim condensed financial statements as of June 30, 2021 and for the six months ended June 30, 2021, originally filed with the Securities and Exchange Commission (“SEC”) on October 5, 2021. The Company is filing the above-described restated unaudited Relevant Financial Statements as an exhibit to this Current Report on Form 8-K.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K with EY, the Company’s independent registered public accounting firm.

The tables below show the impact of the restatements on the relevant line items in the Company’s financial statements:

Balance Sheet

(In thousands, except per share data)

(unaudited)

	As of June 30, 2021
	As reported	Adjustment	As restated
Prepaid expenses and other current assets	$3,744	$1,666	$5,410
Total current assets	58,496	1,666	60,162
Total assets	58,534	1,666	60,200
Accrued expenses and other current liabilities	5,915	(1,666)	4,249
Total liabilities	38,955	(1,666)	37,289
Accumulated deficit	(83,878)	3,369	(80,509)
Accumulated other comprehensive income	1,422	(37)	1,385
Total stockholders’ deficit	(81,309)	3,332	(77,977)
Total liabilities, convertible preference shares and stockholders’ deficit	58,534	1,666	60,200

Statement of Operations and Comprehensive Loss

(In thousands, except per share data)

(unaudited)

	Six Months Ended June 30, 2021
	As reported	Adjustment	As restated
Research and development	$12,972	$(3,389)	$9,583
Total operating expenses	16,185	(3,389)	12,796
Loss from operations	(16,185)	3,389	(12,796)
Currency exchange gain (loss), net	312	(20)	292
Total other income	(29,291)	(20)	(29,311)
Net loss	(45,476)	3,369	(42,107)
Net loss attributable to class A ordinary shareholders	(49,409)	3,369	(46,040)
Net loss per class A ordinary shareholder, basic and diluted	$(278.83)	$19.01	$(259.82)
Net loss	(45,476)	3,369	(42,107)
Foreign currency translation	(539)	(37)	(576)
Total comprehensive loss	(46,015)	3,332	(42,683)

Statement of Cash Flows

(In thousands, except per share data)

(unaudited)

	Six Months Ended June 30, 2021
	As reported	Adjustment	As restated
Net loss	$(45,476)	$3,369	$(42,107)
Adjustment to reconcile net loss to net cash used in operating activities
Other non-cash items, net	(312)	(37)	(349)
Prepaid expenses and other current assets	(1,514)	(1,666)	(3,180)
Accrued expenses and other current liabilities	3,366	(1,666)	1,700
Net cash used in operating activities	(13,293)	—	(13,293)
Cash and cash equivalents, end of period	54,752	—	54,752

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

99.1	Unaudited Interim Condensed Financial Statements as of June 30, 2021 and for the Six Months Ended June 30, 2021 and 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IO BIOTECH, INC.

Date: December 17, 2021	By:	/s/ Mai-Britt Zocca
	Name:	Mai-Britt Zocca, Ph.D.
	Title:	Chief Executive Officer